EXHIBIT 99.1 PRESS RELEASE

LOS ANGELES SINGAPORE DUBLIN PENANG KUALA LUMPUR BANGKOK

	Company Contact:	Investor Contact:
	Dale Cheesman	Berkman Associates
	Corporate Secretary	(310) 277-5162
FOR IMMEDIATE RELEASE	(818) 787-7000	info@BerkmanAssociates.com

Trio-Tech Fiscal 2003 Third Quarter Net Income

is $0.01 Per Diluted Share

Nine-Month Net Income is $0.06 Per Diluted Share

     Van Nuys, CA, — May 13, 2003 — Trio-Tech International (ASE:TRT) announced today that net income for the third quarter of fiscal 2003 ended March 31, 2003 was $28,000, or $0.01 per diluted share. This compares to a net loss for the third quarter of fiscal 2002 of $312,000, or $0.11 per share. Revenue for this year’s third quarter increased to $5,561,000 from $4,657,000 for the same period last year.

     For the nine months ended March 31, 2003, net income was $175,000, or $0.06 per diluted share, on revenue of $16,527,000. This compares to a net loss for the first nine months of fiscal 2002 of $1,504,000, or $0.51 per share, which included a non-cash impairment charge of $624,000 (before taxes) to reduce goodwill, other intangible assets and fixed assets. Revenue for last year’s first nine months was $14,605,000.

     “The long slump in the global semiconductor industry continued in the third quarter, so Trio-Tech’s modest profit and improving cash flow are notable accomplishments. While we currently anticipate little change in the company’s earnings in the fourth quarter compared to the third quarter, we see encouraging signs that demand for our semiconductor testing services may begin to rebound this summer as our customers prepare to launch next-generation products. Because we have managed our costs aggressively during this slow period but continued to expand our testing technology and capacity, we believe we have strengthened Trio-Tech’s competitive position and enhanced our ability to benefit as the market recovers,” said President and Chief Executive Officer S.W. Yong.

Third Quarter Operations Review

     Net sales for Trio-Tech’s testing services segment were $2,327,000 for the third quarter of fiscal 2003 compared to net sales of $2,151,000 a year earlier. Operating income in the testing segment was $228,000 compared to $229,000 a year earlier. Manufacturing segment revenue was $902,000 compared to $1,008,000 in the prior year. The operating loss in the manufacturing segment decreased to $264,000 compared to an operating loss of $525,000 a year earlier. Distribution segment revenue increased to $2,332,000 from $1,498,000. The distribution segment reported an operating loss of $6,000 compared to an operating loss of $39,000 for the prior year.

(more)

Trio-Tech Fiscal 2003 Third Quarter Net Income is $0.01 Per Diluted Share

Versus A Loss of $0.11 Per Share
May 13, 2003
Page Two

     Total order backlog at March 31, 2003 was $2,822,000, including testing services backlog of $1,739,000. This compares to total backlog at March 31, 2002 of $7,220,000, including testing services backlog of $6,290,000.

     At March 31, 2003, shareholders’ equity was $8,717,000, or approximately $3.00 per share, including cash and short-term deposits $5,688,000.

About Trio-Tech

     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.TrioTech.com.

Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

#3310

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In Thousands, Except per Share Dollar Amounts)(Unaudited)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

NET SALES	$16,527	$14,605	$5,561	$4,657
COST OF SALES	12,378	11,361	4,535	3,603

GROSS PROFIT	4,149	3,244	1,026	1,054

OPERATING EXPENSES:
General and administrative	3,192	3,233	822	991
Selling	655	887	182	302
Research and development	89	259	34	93
Impairment loss	—	624	—	82
Loss (gain) on disposal of property, plant & equipment	112	(36)	—	(39)

Total	4,048	4,967	1,038	1,429

INCOME (LOSS) FROM OPERATIONS	101	(1,723)	(12)	(375)
OTHER INCOME (EXPENSE)
Interest expense	(145)	(159)	(48)	(55)
Other income	241	389	76	114

Total	96	230	28	59

INCOME (LOSS) BEFORE INCOME
TAXES AND MINORITY INTEREST	197	(1,493)	16	(316)
INCOME TAXES	71	68	21	—

INCOME (LOSS) BEFORE MINORITY INTEREST	126	(1,561)	(5)	(316)
MINORITY INTEREST	49	57	33	4

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHARES	175	(1,504)	28	(312)

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized loss on investment	(24)	—		—
Foreign currency translation adjustment	(66)	10	(58)	30

COMPREHENSIVE INCOME (LOSS)	$85	$(1,494)	$(30)	$(282)

EARNINGS (LOSS) PER SHARE:
Basic	$0.06	$(0.51)	$0.01	$(0.11)

Diluted	$0.06	$(0.51)	$0.01	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON & POTENTIAL COMMON SHARES OUTSTANDING
Basic	2,928	2,928	2,928	2,928
Diluted	2,928	2,928	2,928	2,928

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share Amounts)

	March 31,	June 30,
	2003	2002

ASSETS	(unaudited)
CURRENT ASSETS:
Cash	$1,677	$1,128
Short term deposits	4,011	5,906
Investments in marketable securities	417	554
Trade accounts receivable, net	4,653	4,148
Other receivables	344	527
Inventories, net	811	1,014
Prepaid expenses and other current assets	167	128

Total current assets	12,080	13,405
PROPERTY, PLANT AND EQUIPMENT, Net	5,702	5,593
OTHER ASSETS	16	77

TOTAL ASSETS	$17,798	$19,075

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$532	$1,227
Accounts payable	1,354	1,717
Accrued expenses	2,184	2,315
Income taxes payable	60	106
Current portion of notes payable	755	785
Current portion of capitalized leases	347	336

Total current liabilities	5,232	6,486

NOTES PAYABLE, net of current portion	584	641
CAPITALIZED LEASES, net of current portion	403	345
DEFERRED INCOME TAXES	666	669

TOTAL LIABILITIES	6,885	8,141

MINORITY INTEREST	2,196	2,316
SHAREHOLDERS’ EQUITY:
Common stock; no par value, authorized, 15,000,000 shares; issued and outstanding 2,927,565 and 2,927,551 respectively	9,423	9,423
Additional paid-in capital	284	270
Accumulated deficit	(483)	(658)
Accumulated other comprehensive income-marketable securities	—	24
Accumulated other comprehensive loss-foreign currency	(507)	(441)

Total shareholders’ equity	8,717	8,618

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,798	$19,075